SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
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☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Integrated Silicon Solution, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 3, 2006

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Integrated Silicon Solution, Inc., a Delaware corporation (the “Company”), will be held on Friday, February 3, 2006 at 3:30 p.m., local time, at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, for the following purposes:

1.	To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To approve an amendment to the Company’s 1998 Stock Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 9, 2005 are entitled to vote at the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. However, if your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

/s/ Gary L. Fischer

Gary L. Fischer

Acting Secretary and Acting Chief Financial Officer

Santa Clara, California

January 3, 2006

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

INTEGRATED SILICON SOLUTION, INC.

2231 LAWSON LANE

SANTA CLARA, CALIFORNIA 95054-3311

(408) 969-6600

PROXY STATEMENT FOR 2006

ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy (“Proxy”) is solicited on behalf of the board of directors (the “Board of Directors”) of Integrated Silicon Solution, Inc. (the “Company”) for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Friday, February 3, 2006 at 3:30 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California.

These proxy solicitation materials were mailed on or about January 3, 2006 to all stockholders of record at the close of business on December 9, 2005 (the “Record Date”). At the Record Date, 37,254,311 shares of the Company’s common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company’s preferred stock, $.0001 par value per share, were issued and outstanding.

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is important. Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Under Delaware law, stockholders may submit proxies electronically. Stockholders who hold their shares in a brokerage account may have the choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to the proxy card provided by your broker for details regarding the availability of electronic voting. Please also be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving such Proxy at any time before its use by delivering to the Secretary of the Company, at the address noted above, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Voting and Solicitation

Proxies properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in such proxy. Where no instructions are given, such proxies will be voted “For” the election of each of the nominees for director, “For” the increase to the number of shares available for issuance under the Company’s 1998 Stock Plan, and “For” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year, except as described below. If any matter not described in this proxy statement (the “Proxy Statement”) is properly presented for action at the meeting, the persons named in the enclosed proxy will have discretionary authority to vote according to their best judgment.

Each stockholder is entitled to one (1) vote for each share of common stock held by such stockholder on all matters presented at the Annual Meeting. The required quorum for the transaction of business at the Annual

Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding as of the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter. Abstentions will have the same effect as a vote against a proposal, except with respect to the election of directors. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on the proposals to be considered at the Annual Meeting.

Pursuant to regulations promulgated by the New York Stock Exchange (“NYSE”), brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. Therefore, for any of your shares held through a broker or other nominee that is a NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of such proposal.

The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Certain of the Company’s directors, officers and employees, without additional compensation, may also solicit proxies personally or by telephone or telegram.

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Accordingly, a single Proxy Statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. The Company will promptly deliver upon written request or oral request a separate copy of this proxy statement to any stockholder of a shared address to which a single copy of this document was delivered. If any stockholders of a shared address wish to receive a separate proxy statement, they may call the Company’s Corporate Secretary at (408) 969-6600 or write to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention: Corporate Secretary. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize the Company to discontinue mailings of multiple proxy statements by calling or writing the Company’s Corporate Secretary. The Company maintains a web site on the Internet at www.issi.com. However, the web site, and the information contained therein, is not a part of this Proxy Statement.

Record Date

Stockholders of record at the close of business on December 9, 2005 are entitled to notice of the Annual Meeting and to vote upon matters presented at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Stockholders of the Company may submit proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the annual meeting of stockholders to be held in the year 2007, stockholder proposals must be received by the Secretary of the Company no later than September 5, 2006, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure with regard to business brought before an annual meeting, including stockholder proposals not included in the Company’s proxy statement. For nominations or other business to be properly brought before the 2007 annual meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company one hundred twenty (120) days prior to the anniversary of the mailing of this Proxy Statement (i.e., September 5, 2006), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, for notice by the stockholder to be timely it must be received a reasonable time before the Company begins to print and mail its proxy materials.

The attached Proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If such a stockholder fails to comply with the foregoing notice provisions, proxy holders will be allowed to use their discretionary voting authority should the stockholder proposal come before the 2007 annual meeting.

A copy of the full text of the bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. All notices of proposals and nominations by stockholders should be sent to Integrated Silicon Solution, Inc., 2231 Lawson Lane, Santa Clara, California 95054, Attention: Corporate Secretary.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the Company’s seven (7) nominees named below, all of whom are current directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting or until such director’s successor has been duly elected and qualified.

Vote Required; Recommendation of Board of Directors

The seven (7) candidates receiving the highest number of “FOR” votes shall be elected to the Company’s Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW:

Name of Nominee	Age	Principal Occupation
Jimmy S. M. Lee	50	President, Chief Executive Officer and Chairman of the Board of Directors of the Company

Kong Yeu Han	50	Vice Chairman of the Company

Gary L. Fischer	54	Acting Chief Financial Officer of the Company

Ping K. Ko	54	President, Silicon Federation International, Ltd.

Lip-Bu Tan	47	Chairman, Walden International

Hide L. Tanigami	55	President and Chief Executive Officer, Marubun USA Corporation

Bruce A. Wooley	63	Chairman, Department of Electrical Engineering, Stanford University

Except as set forth below, each nominee has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among any directors or executive officers of the Company.

Jimmy S.M. Lee has served as the Company’s Chairman, Chief Executive Officer and a director since he co-founded ISSI in October 1988. He reassumed the role of President in November 2005 following Mr. Fischer’s resignation. From 1985 to 1988, Mr. Lee was engineering manager at International CMOS Technology, a semiconductor company, and from 1983 to 1985, he was a design manager at Signetics Corporation, a semiconductor company. Mr. Lee has served as a director of Integrated Circuit Solution, Inc. (ICSI), a memory supplier, since September 1990 and has served as chairman of ICSI since May 2005. The Company acquired control of ICSI in May 2005. He has served as a director of Chrontel, a video optics company, since July 1995 and as a director of Signia Technologies, a developer of wireless semiconductors, since July 2000. The Company acquired control of Signia in December 2004. Mr. Lee holds an M.S. degree in electrical engineering from Texas Tech University and a B.S. degree in electrical engineering from National Taiwan University.

Kong Yeu Han has served as the Company’s Vice Chairman since May 1, 2005 and as a director since August 11, 2005. He served as Chief Executive Officer of ICSI from January 1999 to May 2005. Mr. Han was a co-founder of ISSI and served as the Company’s Executive Vice President from April 1995 to December 1998, as Vice President from December 1988 to March 1995, and as General Manager, ISSI-Taiwan from September 1990 to December 1998. Mr. Han holds an M.S. degree in electrical engineering from the University of California, Santa Barbara and a B.S. degree in electrical engineering from National Taiwan University.

Gary L. Fischer has been with the Company since June 1993 and has served as a director since April 2001. He served as the Company’s President from April 2001 to November 2005 and as Chief Financial Officer from June 1993 to June 2001 and from November 2002 to November 2005. In November 2005, Mr. Fischer resigned as President and Chief Financial Officer and assumed the role of Acting Chief Financial Officer until a permanent chief financial officer is appointed. Mr. Fischer also served as the Company’s Chief Operating Officer from April 2001 to May 2005. He served as the Company’s Executive Vice President from April 1995 to March 2001 and as Vice President from June 1993 to March 1995. From January 1989 to December 1992, Mr. Fischer was Chief Financial Officer of Synergy Semiconductor Corporation, a manufacturer of high performance SRAM and logic integrated circuits. Mr. Fischer has served as a director of ESST, a fabless semiconductor company, since August 2004 and as a director of Pericom Semiconductor, a semiconductor company, since May 2005. Mr. Fischer holds an M.B.A. degree from the University of Santa Clara and a B.A. degree from the University of California, Santa Barbara.

Ping K. Ko has served as one of the Company’s directors since July 2004. Since August 2005, Dr. Ko has been the President of Silicon Federation International, Ltd., a venture holding company. From September 2003 to August 2005, Dr. Ko was Executive Director of Wearnes Technology Pte. Ltd. and Chairman of Wearnes Semiconductor Co., Ltd., both of which are multinational electronics companies. From 2000 to 2003, he was chief strategy officer at Authosis, Inc., a venture capital company headquartered in Hong Kong. From 1993 to 2000, Dr. Ko was Dean of Engineering at Hong Kong University of Science and Technology (HKUST). From 1984 to 1993, he was on the faculty of the University of California, Berkeley and was vice chairman of the EECS department and director of the Berkeley Microfabrication Laboratory. He was a member of the technical staff at Bell Laboratories, a telecommunications company, from 1982 to 1983. Dr. Ko holds Ph.D. and M.S. degrees in electrical engineering and computer science from the University of California, Berkeley and a B.S. degree in physics from Hong Kong University.

Lip-Bu Tan has served as one of the Company’s directors since March 1990. Mr. Tan is the founder and Chairman of Walden International, a venture capital fund with over $1.5 billion under management. He has served as a director of Cadence Design Systems, an electronics design automation software company, since February 2004; Creative Technology, a computer entertainment products company, since May 1990; Centillium Communications, a broadband communications company, since May 1997; Sina Corporation, an online media company, since April 1999; Flextronics Corporation, an electronics manufacturing services company, since April 2003; Semiconductor Manufacturing International Corporation, a foundry in China, since January 2002; and Leadis Technology, a developer of mixed signal semiconductor company, since September 2002. Mr. Tan is also a member of the board of directors of numerous private companies. Mr. Tan holds an M.S. degree in nuclear engineering from the Massachusetts Institute of Technology, an M.B.A. from the University of San Francisco, and a B.S. degree in physics from Nanyang University, Singapore.

Hide L. Tanigami has served as one of the Company’s directors since December 1997. Mr. Tanigami has been the Chairman and Chief Executive Officer of Marubun/Arrow USA, LLC, an electronic components distribution company, since August 2000. Since January 1996, he has also been President and Chief Executive Officer of Marubun USA Corporation, a semiconductor solutions company. From 1998 until 2000, Mr. Tanigami was the Chairman of Catalyst Semiconductor, a non-volatile programmable products semiconductor company. From October 1985 until March 1994, Mr. Tanigami was a co-founder and Vice President of Corporate Development at Catalyst Semiconductor. Mr. Tanigami currently serves as a member of the board of directors of Marubun Corporation, a semiconductor solutions company. Mr. Tanigami also serves as a member of the board of directors of the following private companies: Ecrio, a software provider for voice and data services; and Unity Semiconductor Corporation. Mr. Tanigami holds an M.A. degree from San Francisco State University and a B.A. degree from Kansai University of Foreign Studies.

Bruce A. Wooley has served as one of the Company’s directors since September 2002. Since 1999, Dr. Wooley has been Chairman of the Department of Electrical Engineering at Stanford University. From 1993 to 1999, Dr. Wooley was Director of the Integrated Circuits Laboratory at Stanford University. He has been a Professor of Electrical Engineering at Stanford University since 1984 and was a member of the research staff at Bell Laboratories, a telecommunications company, from 1970 to 1984. Dr. Wooley has also served as a director of Chrontel, a video optics company, since 1989. Dr. Wooley holds Ph.D., M.S., and B.S. degrees in electrical engineering from the University of California, Berkeley.

Principal Share Ownership

Beneficial Owners

At the Record Date, 37,254,311 shares of the Company’s common stock, $.0001 par value per share, were issued and outstanding and no shares of the Company’s preferred stock, $.0001 par value per share, were issued and outstanding. As of the Record Date, the following entities were known by the Company to be the beneficial owners of more than 5% of the Company’s common stock:

	Beneficial Ownership
Name of 5% Beneficial Owners	Number of Shares	Percent of Total
Donald Smith & Co., Inc. (1) 152 West 57th Street, 22nd Floor New York, NY 10019-3395	2,720,200	7.3%

Moody, Aldrich & Sullivan LLC (1) 18 Sewell Street Marblehead, MA 01945-3322	2,554,512	6.9%

Dimensional Fund Advisors, Inc. (1) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401-1005	2,298,209	6.2%

Riley Investment Management LLC (2) 152 West 57th Street, 22nd Floor New York, NY 10019-3395	2,135,727	5.7%

(1)	Based on a Schedule 13F filed with the SEC as of September 30, 2005.
(2)	Based on a Schedule 13G filed with the SEC as of January 27, 2005.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by each director of the Company, (ii) by the Company’s Chief Executive Officer and the four (4) most highly compensated executive officers of the Company who were serving as executive officers as of the end of fiscal 2005 (such officers are hereinafter collectively referred to as the “Named Executive Officers”), and (iii) by all current directors and executive officers as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and is not necessarily indicative of beneficial ownership for any other purpose. The number and percentage of shares beneficially owned is computed on the basis of 37,254,311 shares of common stock outstanding as of the Record Date. Shares of common stock that a person has the right to acquire within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Beneficial Ownership
Name	Number of Shares	Percent of Total
Jimmy S.M. Lee (1)	505,220	1.3%
Kong Yeu Han (2)	64,583	*
Gary L. Fischer (3)	223,090	*
Chang-Chaio Han (4)	20,208	*
Ching-Jen Hu (5)	159,731	*
Ping K. Ko (6)	12,500	*
Lip-Bu Tan (7)	40,333	*
Hide L. Tanigami (8)	22,500	*
Bruce A. Wooley (9)	15,500	*
All directors and executive officers as a group (9 persons) (10)	1,063,665	2.8%

*	Less than 1%
(1)	Includes 314,004 shares issuable upon exercise of options held by Mr. Lee that are exercisable within sixty (60) days of the Record Date.
(2)	Includes 64,583 shares issuable upon exercise of options held by Mr. Han that are exercisable within sixty (60) days of the Record Date.
(3)	Includes 211,114 shares issuable upon exercise of options held by Mr. Fischer that are exercisable within sixty (60) days of the Record Date.
(4)	Includes 20,208 shares issuable upon exercise of options held by Mr. Han that are exercisable within sixty (60) days of the Record Date.
(5)	Includes 158,333 shares issuable upon exercise of options held by Mr. Hu that are exercisable within sixty (60) days of the Record Date.
(6)	Includes 12,500 shares issuable upon exercise of options held by Mr. Ko that are exercisable within sixty (60) days of the Record Date.
(7)	Includes 33,333 shares issuable upon exercise of options held by Mr. Tan that are exercisable within sixty (60) days of the Record Date.
(8)	Includes 22,500 shares issuable upon exercise of options held by Mr. Tanigami that are exercisable within sixty (60) days of the Record Date.
(9)	Includes 7,500 shares issuable upon the exercise of options held by Mr. Wooley that are exercisable within sixty (60) days of the Record Date.
(10)	Includes 844,075 shares issuable upon the exercise of options that are exercisable within sixty (60) days of the Record Date. See notes 1 through 9 above.

Board of Directors Meetings and Committees

The Board of Directors held eight (8) meetings during fiscal 2005. The Board consists of Messrs. Lee, Fischer, Han, Ko, Tan, Tanigami, and Wooley. Mr. Han was CEO of ICSI and joined the Company’s Board in August 2005 in connection with the merger of the Company and ICSI upon the recommendation of Mr. Lee after discussion with the members of the Nominating Committee. The Board of Directors has determined that each of Messrs. Ko, Tan, Tanigami, and Wooley are “independent” as determined by the Nasdaq listing qualifications. The Board of Directors maintains four (4) standing committees: the Audit Committee, the Stock Committee, the Compensation Committee and the Nominating Committee.

Stockholders may communicate with members of the Board of Directors by mail addressed to an individual member of the Board, to the full Board, or to a particular committee of the Board, at the following address: 2231 Lawson Lane, Santa Clara, California, 95054.

Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2005 during such time as such person was a director and (ii) the total number of meetings held by all committees of the Board of Directors during fiscal 2005 during such time as such person was a director. All members of the Board of Directors who were then serving on the Board attended the 2005 Annual Meeting. The Company’s policy is that board members are expected to attend each Annual Meeting.

The Audit Committee. Mr. Tan serves as head of the Audit Committee along with members Messrs. Ko and Wooley. The Audit Committee held five (5) meetings during fiscal 2005. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm; provides oversight and monitoring of Company management and the independent registered public accounting firm and their activities with respect to the Company’s financial reporting process and internal controls; provides the Board of Directors with the results of its monitoring and recommendations derived therefrom; and provides to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Board of Directors believes that each member of the Audit Committee is an “independent director” as that term is defined by the Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that each of Mr. Ko and Mr. Tan is an audit committee financial expert, as defined by the Securities and Exchange Commission (the “SEC”) guidelines.

The Stock Committee. The Stock Committee consists of Messrs. Lee and Tan. The Stock Committee held seven (7) meetings during fiscal 2005. The Stock Committee has the authority to make routine stock option grants to non-executive officers of the Company.

The Compensation Committee. The Compensation Committee consists of Messrs. Tan and Tanigami, with Mr. Tan serving as head of the committee. The Compensation Committee held two (2) meetings during fiscal 2005. The Compensation Committee makes recommendations to the Board of Directors regarding the Company’s executive compensation policies and makes executive stock option grants.

The Nominating Committee. The Nominating Committee consists of Messrs. Ko, Tan, and Wooley, who are each deemed to be an “independent director” as that term is defined by the Nasdaq listing standards. The Board of Directors created the Nominating Committee in January 2004. The full text of the Nominating Committee Charter is published on the Company’s website at www.issi.com. The Nominating Committee held one (1) meeting in fiscal 2005. The Nominating Committee recommends nominees for election as directors to the Board of Directors. All members of the Nominating Committee are non-employee directors.

When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The

Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by directors or by employees. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will consider suggestions from stockholders regarding possible director candidates for election in 2007. Such suggestions, together with appropriate biographical information, should be submitted to the Company’s Corporate Secretary. See “Deadline for Receipt of Stockholder Proposals” for details regarding the procedures and timing for the submission of such suggestions. Each director nominated in this Proxy was recommended for election by the Nominating Committee and by the Board of Directors. The Board of Directors did not receive any notice of a Board of Directors nominee recommendation in connection with this Proxy Statement from any security holder.

Compensation of Directors

Non-employee directors receive a yearly retainer of $15,000 plus $3,000 for attendance at each regularly scheduled Board of Directors meeting and $1,000 for attendance at each telephone Board of Directors meeting. Non-employee directors receive $1,000 for attendance at board committee meetings in person or by telephone and the non-employee chairperson of a board committee receives an additional $1,000 payment per committee meeting attended in person (but not if attended by telephone). Non-employee directors are reimbursed for all reasonable expenses incurred by them in attending Board of Directors and Committee meetings. In addition, each non-employee director is eligible to participate in the Company’s 1995 Director Stock Option Plan (the “Director Plan”). Under the Director Plan, each non-employee director is automatically granted a nonstatutory option to purchase 10,000 shares of common stock on the date on which such person first becomes a non-employee director. In addition, each director who has been a non-employee director for at least six (6) months will automatically receive a nonstatutory option to purchase 2,500 shares of common stock upon such director’s annual reelection to the Board of Directors by the stockholders. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon the termination of the optionee’s status as a director or otherwise pursuant to the Director Plan. The exercise price of each option granted under the Director Plan is equal to the fair market value of the common stock on the date of grant. Options granted under the Director Plan are subject to cumulative monthly vesting over a twelve (12) month period commencing at the date of grant.

The employee directors, Mr. Lee, Mr. Han and Mr. Fischer, receive no separate compensation to serve as directors of the Company. On February 4, 2005, Mr. Ko, Mr. Tan, Mr. Tanigami and Mr. Wooley were each granted an option under the Director Plan to purchase 2,500 shares of common stock at an exercise price of $6.55 per share. The options expire upon the earlier of ten (10) years from the date of grant unless terminated sooner upon termination of the optionee’s status as a director.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Messrs. Tan and Tanigami, neither of whom has been or is an officer or an employee of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See “Certain Transactions” for details regarding Mr. Tan’s relationship with one of the Company’s suppliers.

Report of the Audit Committee*

The Audit Committee of the Board of Directors has furnished the following report:

The Board of Directors has adopted a written charter for the Audit Committee (the “Audit Committee Charter”). The Board of Directors has determined that each member of the Audit Committee is “independent,” as defined in the listing standards of Nasdaq.

The Company’s management is responsible for preparing financial statements and the Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2005 with the Company’s management.

The Audit Committee has discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has considered the compatibility of receiving non-audit services from the independent registered public accounting firm with maintaining the independent registered public accounting firm’s independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005.

Audit Committee of the Board of Directors

Ping Ko

Lip-Bu Tan

Bruce A. Wooley

Report of the Compensation Committee of the Board of Directors*

The members of the Compensation Committee of the Board of Directors are Messrs. Tan and Tanigami. All such members are non-employee directors. The Compensation Committee reviews compensation levels of the Company’s executive officers, recommends to the Board of Directors for approval the salaries and other compensation paid to such executives, and approves stock option grants to executive officers.

*	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Philosophy. The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both short and long-term strategic Company goals, to link executive and stockholder interests through equity based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive’s total compensation is intended to be variable and to relate to and be contingent upon Company performance and upon individual performance. Corporate performance is measured by relevant financial results and the success of the management team in non-financial areas, such as strategic business decisions, operational performance and management objectives. The Company’s compensation philosophy is that cash compensation must be competitive with other semiconductor companies of comparable size in order to help motivate and retain existing staff and provide a strong incentive to achieve specific Company goals. The Company believes that the use of stock options as a long-term incentive links the interests of the employees to that of the stockholders and motivates key employees to remain with the Company to contribute to the Company’s long-term success. When the Compensation Committee grants long-term equity-based incentives, the number of options or shares granted to or owned by the executive, the value of such options or shares and competitive compensation practices of comparable companies are taken into consideration in determining the size and structure of the award.

Components of Executive Compensation. The two key components of the Company’s executive officer compensation program in fiscal 2005 were base salary and long-term incentives, represented by the Company’s stock option program. No bonuses were paid in fiscal 2005. In determining the total compensation for each of the Company’s executive officers, the Committee evaluates corporate performance, principally revenue and operating profit goals; such executive officer’s individual performance; compensation paid to executive officers of companies of comparable size within the semiconductor industry; and compensation paid to other executive officers of the Company. Base salary is set for each executive commensurate with that person’s level of responsibility, within the parameters of companies of comparable size within the semiconductor industry, and existing industry conditions. For fiscal 2005, Mr. Lee’s base salary was initially set at $300,000 and Mr. Fischer’s base salary was initially set at $240,000, which were the same salaries such officers had in fiscal 2004. In August 2005, in connection with the Company’s acquisition of ICSI, Mr. Lee’s base salary was set at $280,000, Mr. Fischer’s base salary was set at $240,000, and the cash compensation including base salary and costs of relocation and maintaining dual residences for Messrs. K.Y. Han, Hu and Chang-Chaio Han was set at $240,000. For all of 2005, Mr. Lee took a voluntary salary reduction to $240,000.

Stock options are generally granted when an executive joins the Company, and additional options may be granted from time-to-time thereafter. The options granted to each executive generally vest over a four (4) year period. In addition to receiving stock option grants, executives are also eligible to participate in the Company’s employee stock purchase plan.

Other elements of executive compensation include participation in the Company’s 401(k) plan, Company-wide medical and dental benefits and a non-qualified deferred compensation program. The Company does not match contributions under the 401(k) plan at this time.

Mr. Lee receives no additional material compensation or benefits not provided to all executives. Mr. Lee’s total compensation consists of base salary and employee stock options. In determining Mr. Lee’s compensation, the Committee evaluates:

•	corporate performance, principally revenue and operating profit goals;

•	his individual performance;

•	compensation paid to other executive officers of the Company; and

•	compensation paid to chief executive officers of comparable companies.

For fiscal 2005, none of the Company’s executive officers, including Mr. Lee, received a salary increase and no bonuses were paid.

The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Section”). The Section disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company’s stock option plan would meet the requirements of being performance based, the Compensation Committee believes that the Section will not reduce the tax deduction available to the Company. The Company’s policy is to qualify, to the extent reasonable, its executive officers’ compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company’s success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

Compensation Committee of the Board of Directors

Lip-Bu Tan

Hide Tanigami

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO 1998 STOCK PLAN

The Company’s Board of Directors and stockholders previously adopted and approved the Company’s 1998 Stock Plan (the “Stock Plan”). The Company is asking its stockholders to approve a proposed amendment to the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares. Currently, the maximum aggregate number of shares that may be optioned and sold under the Stock Plan is (a) 1,000,000 shares, plus (b) any shares which have been reserved but not issued under the Company’s 1989 Stock Plan, and (c) any shares returned to the Company’s 1989 Stock Plan as a result of the termination of options under the 1989 Stock Plan. As of the Record Date, prior to the proposed amendment, 1,560,771 shares were available for future issuance under the Stock Plan. In October 2005, the Board of Directors approved the addition of shares to the Stock Plan, subject to stockholder approval.

The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

The following summary of the principal terms of the Stock Plan is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix A.

General. The Stock Plan was adopted by the Board of Directors in October 1998 and approved by the Company’s stockholders in February 1999. The Stock Plan authorizes the Board, or one or more committees which the Board may appoint from among its members (the “Committee”), to grant stock options or stock purchase rights (“SPRs”). Options granted under the Stock Plan may be either Incentive Stock Option (“ISOs”) as defined in Section 422 of the Code, or Nonstatutory Stock Options (“NSOs”), as determined by the Board or the Committee. The shares reserved under the Stock Plan may be authorized, but unissued, or reacquired Common Stock.

Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors, and consultants and to promote the success of the Company’s business.

Administration. The Stock Plan may be administered by the Board or the Committee. Subject to the other provisions of the Stock Plan, the Board or the Committee has the authority to: (i) interpret the Stock Plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the Stock Plan; (iii) select the persons to whom options and SPRs are to be granted; (iv) determine the number of shares to be made subject to each option and SPR; (v) determine whether and to what extent options and SPRs are to be granted; and (vi) prescribe the terms and conditions of each option and SPR (including the exercise price, whether an option will be classified as an ISO or a NSO and the provisions of the stock option or stock purchase agreement to be entered into between the Company and the grantee). All decisions, interpretations and other actions of the Board or Committee shall be final and binding on all holders of options and SPRs and on all persons deriving their rights therefrom.

Eligibility. The Stock Plan provides that options and SPRs may be granted to the Company’s employees, directors, and consultants (as such terms are defined in the Stock Plan). As of December 9, 2005, approximately 389 of the Company’s employees and consultants were eligible to participate in the Stock Plan. ISOs may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company or any parent or subsidiary is not eligible for the grant of an ISO unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

The Stock Plan provides that no employee shall be granted, in any fiscal year of the Company, options to purchase more than 250,000 shares of Common Stock. In connection with an employee’s initial employment, the employee may be granted options to purchase up to an additional 250,000 shares of Common Stock.

Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

(a) Exercise of the Option. Each option will be exercisable according to the terms of the Stock Plan and each stock option agreement. An option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the stock option agreement), and (ii) full payment for the shares with respect to which the option is exercised. Until the shares of Common Stock are issued, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the optioned stock, notwithstanding the exercise of the option. The Company will issue such shares promptly after the option is exercised.

(b) Exercise Price. The Board determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% stockholders, the exercise price under an ISO must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Generally, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market on the last market trading day prior to the date of determination.

(c) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each stock option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to the Company from the sale or loan proceeds, reduction in the amount of any Company liability to the optionee, or by a combination thereof, or such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

(d) Term of Options. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an ISO granted to a 10% stockholder, the term of the option shall be for no more than five (5) years from the date of grant. No options may be exercised by any person after the expiration of its term.

(e) Termination of Continuous Status. In the event of termination of an optionee’s continuous status as an employee, director, or consultant with the Company (as the case may be), such optionee may, but only within three (3) months following the optionee’s termination (or within such other period of time as is determined by the Board) after the date of such termination (but in no event later than the expiration date of the term of such option as set forth in the option agreement), exercise his option to the extent that the optionee was entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

(f) Disability. In the event of termination of an optionee’s continuous status as an employee, director, or consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), the optionee may, but only within twelve (12) months (or within such other period of time as is determined by the Board) from the date of such termination (but in no event later than the expiration date of the term of such option as set forth in the option agreement), exercise the option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the optionee was not entitled to exercise the option at the date of termination, or if the optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

(g) Death. In the event of the death of an optionee while the optionee is an employee, director, or consultant, the option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such option as set forth in the option agreement), by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the optionee was entitled to exercise the option at the date of death. To the extent that the optionee was not entitled to exercise the option at the date of death, or if the optionee’s estate does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

(h) Nontransferability of Options. Unless determined otherwise by the administrator, an option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

(i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee’s ISOs which are exercisable for the first time during any calendar year under all plans of the Company or any parent or subsidiary exceeds $100,000, such excess options shall be treated as NSOs.

(j) Buyout Provisions. The Board or Committee may at any time offer to buy out for a payment in cash or shares, an option previously granted, based on such terms and conditions as the Board or Committee shall establish and communicate to the optionee at the time that such offer is made.

Stock Purchase Rights. The Stock Plan permits the Company to grant rights to purchase Common Stock either alone or in combination with other awards granted under the Stock Plan or in combination with cash awards made outside of the Stock Plan.

(a) Term of Stock Purchase Rights. After the Board or Committee determines that it will offer SPRs under the Stock Plan, it shall advise the offeree in writing or electronically, by means of a notice of grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, the price to be paid and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a restricted stock purchase agreement in the form determined by the Board or Committee.

(b) Repurchase Option. Unless the Board or Committee determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

(c) Nontransferability of Stock Purchase Rights. Unless determined otherwise by the Board or Committee, a SPR may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the offeree, only by the offeree.

Adjustments upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option or SPR, and the number of shares of Common Stock which have been authorized for issuance under the Stock Plan but as to which no options or SPRs have yet been granted or which have been returned to the Stock Plan upon cancellation or expiration of an option or SPR, as well as the price per share of Common Stock covered by each such outstanding option or SPR, shall be proportionately adjusted for an any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or SPR.

In the event of the proposed dissolution or liquidation of the Company, the Board or Committee shall notify the optionee, as soon as practicable prior to the effective date of such proposed action. To the extent it has not been previously exercised, the option or SPR will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the Company’s assets, each outstanding option or SPR shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the option or SPR or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the optionee to have the right to exercise the option or SPR as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option or SPR fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the optionee that the option or SPR shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option or SPR will terminate upon the expiration of such period.

Amendments, Suspensions and Termination of the Stock Plan. The Board may amend, alter, suspend or discontinue the Stock Plan at any time, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any optionee unless mutually agreed otherwise between the optionee and the Board in a writing signed by the optionee and the Company. The Company shall obtain stockholder approval for any Stock Plan amendment to the extent necessary to comply with applicable laws. In any event, the Stock Plan will terminate automatically in 2008.

Federal Tax Information for Stock Plan. Options granted under the Stock Plan may be either ISOs or NSOs.

An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two (2) years after grant of the option and one (1) year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise and

(ii) the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options which do not qualify as ISOs are referred to as NSOs. An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any ordinary income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company’s right to repurchase the stock upon the purchaser’s termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE STOCK PLAN PARTICIPANT AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND THE GRANT OF STOCK PURCHASE RIGHTS UNDER THE STOCK PLAN, DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE STOCK PLAN PARTICIPANT’S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCK PLAN PARTICIPANT MAY RESIDE.

Stock Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Stock Plan. The following table sets forth the dollar amount and the number of shares granted under the Stock Plan during the last fiscal year to (i) each of the Company’s Named Executive Officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

STOCK PLAN BENEFITS TABLE

Name	Number of Options Granted	Average Per Share Exercise Price
Jimmy S.M. Lee	90,000	$7.45
Kong Yeu Han	100,000	7.29
Gary L. Fischer	65,000	7.45
Chang-Chaio Han	100,000	7.29
Ching-Jen Hu	50,000	7.45
All executive officers as a group (5 persons)	405,000	7.37
All non-employee directors as a group (4 persons)	—	—
All employees other than executive officers as a group	20,000	7.45

The Company’s executive officers have an interest in this proposal as they may receive options under the Stock Plan.

Vote Required; Recommendation of Board of Directors

The approval of the amendment to the Stock Plan requires the affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT TO THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, to audit the financial statements of the Company for the 2006 fiscal year. This nomination is being presented to the stockholders for ratification at the meeting. Ernst & Young LLP has audited the Company’s financial statements since 1990. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2005 and 2004.

Fee Category	Fiscal 2005	Fiscal 2004
Audit Fees	$1,418,192	$749,534
Audit-Related Fees	—	—
Tax Fees	93,800	41,579
All Other Fees	1,280	1,067

Total	$1,513,272	$792,180

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q quarterly reports, the audit of management’s assessment of the effectiveness, as well as the audit of the effectiveness, of the Company’s internal controls over financial reporting included in the Form 10-K for fiscal 2005 as required by Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. There were no services provided under this category for fiscal years 2005 and 2004.

Tax Fees. This category consists of professional services rendered by Ernst & Young, primarily in connection with the Company’s tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions and technical tax advice related to the preparation of tax returns.

All Other Fees. This category consists of fees for other corporate services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accounting firm is required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee may also delegate pre-approval authority to one of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

During fiscal 2005, the Audit Committee approved in advance all audit and non-audit services to be provided by Ernst & Young.

Vote Required; Recommendation of Board of Directors

The affirmative vote of a majority of the Votes Cast on the proposal at the Annual Meeting is required to ratify the selection of the Audit Committee. If the stockholders reject the nomination, the Audit Committee will reconsider its selection.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of September 30, 2005:

	Equity Compensation Plan Information		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)
Equity compensation plans approved by security holders	1,434,000	$8.06	1,736,000	(1)
Equity compensation plans not approved by security holders	4,742,000	$7.74	2,257,000

Total	6,176,000	$7.82	3,993,000

(1)	The number of shares includes 1,286,000 shares of common stock reserved for future issuance under the Company’s 1995 Employee Stock Purchase Plan. This plan was approved by stockholders effective February 1995 and was amended by the stockholders on February 6, 2002, on February 27, 2004, and on February 4, 2005.

Equity compensation plan not approved by security holders.

At September 30, 2005, the Company’s 1996 Stock Option Plan was not approved by the Company’s stockholders. On October 18, 1996, the Company’s Board of Directors approved the 1996 Stock Option Plan that provides for the grant of non-statutory stock options to non-executive employees and consultants. At September 30, 2005, options to purchase 2,257,000 shares of the Company’s common stock remained available for future issuance under this plan and options to purchase 4,742,000 shares of the Company’s common stock were outstanding with a weighted average exercise price of $7.74 and grant prices ranging from $2.35 to $18.56. Under the terms of the plan, the exercise price and exercise period of stock option grants is determined by the Board of Directors or the Stock Committee of the Board on the date of grant. Generally, the stock options vest ratably over a four (4) year period. The options expire upon the earlier of ten (10) years from the date of grant or thirty (30) days following termination of employment or consultancy, unless specified otherwise in the option agreement. In the event of certain changes in control of the Company, the 1996 Stock Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. However, if such successor refuses to assume the then outstanding options, the 1996 Stock Option Plan provides for the full acceleration of the exercisability of all outstanding options.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth all compensation received for services rendered to the Company and the Company’s subsidiaries in all capacities during the last three (3) fiscal years by (i) the Company’s Chief Executive Officer and (ii) the Company’s four (4) other Named Executive Officers:

Summary Compensation Table

	Annual Compensation (1)						Long Term
Name and Principal Position	Fiscal Year	Salary	Bonus (2)		Other Annual Compensation (3)		Compensation Awards Options
Jimmy S.M. Lee Chief Executive Officer and President	2005 2004 2003	$249,231 231,057 150,000	$	— 118,310 —	$	— — —	90,000 50,000 50,000

Kong Yeu Han (4) Vice Chairman	2005	103,953		—		6,265	100,000

Gary L. Fischer Chief Financial Officer	2005 2004 2003	249,231 225,656 185,538		— 91,655 —		— — —	65,000 45,000 50,000

Chang-Chaio Han (5) General Manager, ISSI-Taiwan & SRAM/DRAM Business Division	2005	84,429		—		6,265	100,000

Ching-Jen Hu (6) General Manager, ASSP Division	2005 2004	159,054 124,960		— 30,000		— —	50,000 60,000

(1)	Excludes perquisites and other personal benefits that for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such officer.
(2)	Includes incentive awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years. Excludes incentive awards paid in the fiscal year noted but earned in prior years.
(3)	Includes allowances for the cost of maintaining dual residences.
(4)	Mr. K.Y. Han first became an executive officer of the Company in May 2005.
(5)	Mr. C.C. Han first became an executive officer of the Company in May 2005.
(6)	Mr. Hu first became an executive officer of the Company in December 2003.

Option Grants in Fiscal Year 2005

The following table sets forth information concerning grants of stock options to each of the Named Executive Officers during the fiscal year ended September 30, 2005.

	Individual Grants (1)
	Options Granted	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise or Base Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name					5%	10%
Jimmy S.M. Lee	90,000	3.3%	$7.45	11/10/14	$421,674	$1,068,604
Kong Yeu Han	100,000	3.7%	$7.29	6/27/15	$458,464	$1,161,838
Gary L. Fischer	65,000	2.4%	$7.45	11/10/14	$304,542	$771,770
Chang-Chaio Han	100,000	3.7%	$7.29	6/27/15	$458,464	$1,161,838
Ching-Jen Hu	50,000	1.8%	$7.45	11/10/14	$234,263	$593,669

(1)	Each of these options was granted pursuant to the Company’s 1998 Stock Plan and is subject to the terms of such plan. These options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant of such options and, as long as the optionee maintains continuous employment with the Company, generally vest over a four (4) year period at the rate of one-fourth (1/4) of the shares on the first anniversary of the date of grant and one-forty-eighth (1/48) of the shares per month thereafter.
(2)	Based on options to purchase an aggregate of 2,723,520 shares of common stock granted to employees during the fiscal year ended September 30, 2005.
(3)	In accordance with SEC rules, shown are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of future increases in the price of its common stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised by the Named Executive Officers in fiscal 2005, and exercisable and unexercisable stock options held by each of the Named Executive Officers as of September 30, 2005.

			Fiscal Year-End Option Values
	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Jimmy S.M. Lee	—	—	277,441	130,521	$554,909	$158,548
Kong Yeu Han	—	—	56,250	93,750	223,095	104,063
Gary L. Fischer	—	—	182,573	102,708	114,584	134,455
Chang-Chaio Han	—	—	11,875	93,750	38,367	104,063
Ching-Jen Hu	5,250	$31,133	131,250	98,750	307,732	123,968

(1)	The value of an “in the money” option represents the difference between the exercise price of such option and the fair market value of the Company’s common stock at September 30, 2005 of $8.40 per share, multiplied by the total number of shares subject to the option.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN†

The following graph sets forth the Company’s total cumulative stockholder return compared to the Standard & Poor’s 500 Index and the Philadelphia Semiconductor Index (“SOX”), for the period September 30, 2000 through September 30, 2005. Total stockholder return assumes $100 invested at the beginning of the period in the common stock of the Company, the stocks represented in the Standard & Poor’s 500 Index and the stocks represented in the Philadelphia Semiconductor Index, respectively. Total return also assumes reinvestment of dividends; the Company has paid no dividends on its common stock.

Historical stock price performance should not be relied upon as indicative of future stock price performance.

Indexed Stock Price Comparison

September 30, 2000 to September 30, 2005

†	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of copies of filings under Section 16(a) of the Exchange Act received by it, or written representations from certain reporting persons, the Company believes that during fiscal 2005, all Section 16 filing requirements were met, except that Kong Yeu Han, a director of the Company, filed a late Form 3 and one late Form 4 with respect to one transaction, and Chang-Chaio Han, an executive officer of the Company, filed a late Form 3 and one late Form 4 with respect to one transaction.

CERTAIN TRANSACTIONS

The Company sells and licenses memory products to ICSI. On May 1 2005, the Company gained control of ICSI, at which time the Company began consolidating ICSI’s results of operations. At September 30, 2005, the Company had approximately an 83% ownership interest in ICSI. The Company’s Chairman and CEO, Jimmy S.M. Lee, is Chairman of ICSI and Ching-Jen Hu, one of the Company’s executive officers, is a director of ICSI. For the seven months ended April 30, 2005, the Company sold and licensed approximately $3,185,000 of memory products to ICSI. The Company purchases goods and contract manufacturing services from ICSI. For the seven months ended April 30, 2005, purchases of goods and services by the Company from ICSI were approximately $1,056,000. The Company also pays ICSI certain product development costs, license fees and royalties. For the seven months ended April 30, 2005, these charges totaled approximately $169,000.

The Company purchases goods from SMIC in which the Company has less than a 2% ownership interest. Jimmy S.M. Lee, was a director of SMIC until March 2004. Lip-Bu Tan, a director of the Company, has been a director of SMIC since January 2002. For the year ended September 30, 2005, the Company’s purchases of goods from SMIC were approximately $52,471,000. At September 30, 2005, the Company had an accounts payable balance to SMIC of approximately $6,093,000.

Lip-Bu Tan has been a director of Flextronics since April 3, 2003. For the year ended September 30, 2005, the Company sold approximately $3,215,000 of memory products to Flextronics. At September 30, 2005, the Company had an accounts receivable balance from Flextronics of approximately $253,000. The Company had been doing business with Flextronics prior to Mr. Tan joining the board of directors of Flextronics. The Company has determined that Mr. Tan did not have a direct or indirect material interest in the Company’s transactions with Flextronics and that the Company’s transactions with Flextronics are not material to Mr. Tan’s status as an independent director.

The Company provides manufacturing support services to Signia Technologies. The Company had less than a 50% ownership interest in Signia through November 2004. In December 2004, the Company acquired a majority ownership interest in Signia at which time the Company began consolidating Signia’s results of operations. At September 30, 2005, the Company had approximately a 68% ownership interest in Signia. Jimmy S.M. Lee is a director of Signia. For the two months ended November 30, 2004, the Company provided services of approximately $382,000 to Signia.

CODE OF BUSINESS CONDUCT AND ETHICS

In January 2004, the Company adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of the Code is published on the Company’s website at www.issi.com. The Company intends to disclose future amendments to certain provisions of the Code, or waivers of such provisions granted to executive officers, on the Company’s website within four business days following the date of such amendment or waiver.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors of the Company may recommend.

THE BOARD OF DIRECTORS

Santa Clara, California

January 3, 2006

APPENDIX A

INTEGRATED SILICON SOLUTION, INC.

1998 STOCK PLAN

(as amended by the Board on October 22, 2005, subject to stockholder approval)

1. Purposes of the Plan. The purposes of this 1998 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	provide additional incentive to Employees, Directors and Consultants, and

•	To promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Integrated Silicon Solution, Inc., a Delaware corporation.

(h) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(i) “Director” means a member of the Board.

(j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(o) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(p) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(u) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(v) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Plan” means this 1998 Stock Plan.

(y) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(z) “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb) “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(ee) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ff) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a) Two Million (2,000,000) Shares, plus (b) any Shares which have been reserved but unissued under the Company’s 1989 Stock Plan (the “1989 Plan”) as of the date of stockholder approval of this Plan, and (c) any Shares returned to the 1989 Plan after the date of stockholder approval of this Plan as a result of the termination of options under the 1989 Plan. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii) to institute an Option Exchange Program;

(viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 250,000 Shares.

(ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

INTEGRATED SILICON SOLUTION, INC.

Proxy

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JIMMY S.M. LEE and GARY L. FISCHER, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock of Integrated Silicon Solution, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Silicon Valley Capital Club, Fairmont Plaza, 50 West San Fernando, 17th Floor, San Jose, California, on February 3, 2006, at 3:30 p.m., local time, or any adjournment thereof. The proxies are being directed to vote as specified below or, if no specification is made, FOR the election of directors, FOR the proposal to amend the Company’s 1998 Stock Plan, FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, and in accordance with their discretion on such other matters that may properly come before the meeting.

The directors recommend a FOR vote on each item.

(Continued and to be signed on reverse side.)

1. ELECTION OF DIRECTORS

(Instruction: To withhold authority to vote for any individual nominees, strike that nominee’s name below.)

FOR all nominees listed (except as withheld)

WITHHELD AUTHORITY to vote for nominees listed

Nominees:

Jimmy S.M. Lee Gary L. Fischer Kong-Yeu Han Ping K. Ko

Lip-Bu Tan Hide Tanigami Bruce A. Wooley

2. Proposal to amend the Company’s 1998 Stock Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares:

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year:

FOR AGAINST ABSTAIN

I plan to attend the Meeting:

YES NO

Signature(s)

Date

(Signature(s) must be exactly as name(s) appear on this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)